Exhibit 99.1

December 5, 2013

Capitala Finance Corp. Announces Staff Additions to its Investment Adviser

CHARLOTTE, N.C., December 5, 2013 (GLOBE NEWSWIRE) — Capitala Finance Corp. (Nasdaq:CPTA) (the “Company”) announced today additions to the staff of its investment adviser, Capitala Investment Advisors, LLC (“Capitala”). Chuck Cox joins as a director of portfolio management; Mario Shaffer and Randall Fontes join as directors of business development.

“We are excited to add these three talented, senior professionals to Capitala’s management team as we prudently expand our operations and direct origination business development platform,” noted Joe Alala, the Company’s Chief Executive Officer, adding “Capitala agreed to a management fee reduction as part of the IPO process, but we are committed to staffing the firm with high-caliber professionals, despite this fee reduction.” The Company completed its $80 million initial public offering in September 2013. Capitala agreed to waive management fees on all un-invested offering proceeds during its first year of operations.

Mr. Cox joins the portfolio management team with over twenty years of experience in executive-level operating roles with middle market companies, as well as senior investment banking positions with respected advisory firms. Mr. Cox has held leadership roles as CEO, CFO and COO, delivering results in corporate development and as a revenue-driven and cost-conscious business operator. As an investment banking professional, Mr. Cox has executed sell-side and buy-side transactions, management buyouts, growth financings and strategic advisory engagements in a variety of industries.

Mr. Shaffer joins the business development team with over fifteen years of investment banking and investment origination experience, principally focused on developing relationships with financial sponsors and leveraged loan investors. Most recently, he served as a managing director at Alliance Partners, LLC, where he was actively involved in re-launching the leveraged finance and asset management platform. Prior to that, Mr. Shaffer served as the founding Director of Barclays’ Washington, DC office, where he was responsible for regional development of Barclay’s banking platform and managing direct origination of banking clients through financial sponsors, family offices and corporate entities. Mr. Shaffer also previously served as the head of the financial sponsors group at FBR & Co.

Mr. Fontes joins the business development team with over fifteen years of investment banking, business development and investment origination experience, principally focused on originating, structuring and underwriting private investment securities across all levels of the capital structure. Most recently, he served as the co-founder and Managing Director of Capstan Finance, LLC, a finance company formed in partnership with a $55 billion asset manager focused on providing both cash flow-based credit facilities and enterprise value-based investments with unitranche, mezzanine and preferred equity structures. Prior to that, Mr. Fontes served as a director in the Corporate Finance Group within Cortview Securities, LLC (a Warburg Pincus Company) and as a principal with Atalaya Capital Management L.P.

About Capitala Finance Corp.

Capitala Finance Corp. is an externally-managed business development company that invests primarily in traditional mezzanine, senior subordinated and unitranche debt, as well as senior and second-lien loans and, to lesser extent, equity securities issued by smaller and lower middle-market companies. The Company is managed by Capitala Investment Advisors, LLC.

Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

CONTACT:

Capitala Finance Corp.

Stephen Arnall, Chief Financial Officer

704-376-5502

sarnall@capitalagroup.com

Source: Capitala Finance Corp.

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